AGREEMENT AND DECLARATION OF TRUST

OF

Strive American Energy Income Fund

WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth, to be effective upon the filing of the executed Certificate of Trust with the state of Delaware.

NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares of this Trust.

ARTICLE I

Names and Definitions

Section 1. Name. This trust shall be known as "Strive American Energy Income Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. Any name change shall become effective on the execution by a majority of the Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b)(1) of the Delaware Act. Any such instrument shall not require the approval of the Shareholders but shall have the status of an amendment to this Declaration of Trust.

Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)       The "1940 Act" shall mean the Investment Company Act of 1940, the rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time, and any successor statute thereto;

(b)       "By-Laws" shall mean the By-Laws of the Trust as amended from time to time which By-Laws are expressly herein incorporated by reference as part of the "governing instrument" within the meaning of the Delaware Act (defined herein);

(c)       "Class" means a class of Shares (as defined below) of the Trust as may be established in accordance with the provisions of Article III hereof.

(d)       The terms "Commission" and "Principal Underwriter" shall have the respective meanings given them in Section 2(a)(7) and Section 2(a)(29) of the 1940 Act;

(e)       "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

(f)       "Delaware Act" shall mean the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.), as such statute may be amended or interpreted from time to time, and any legislative enactment which may replace or supersede such Act;

(g)       The term "Interested Person" has the meaning given it in Section 2(a)(19) of the 1940 Act;

(h)       "Investment Adviser" or "Adviser" means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

(i)       "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(j)       "Shareholder" means a record owner of outstanding Shares;

(k)       "Shares" shall mean the shares of beneficial interest into which the beneficial interest in the Trust or in each Class thereof shall be divided from time to time and includes fractions of Shares as well as whole Shares, and will be rounded to the nearest thousandth;

(l)       The "Trust" refers to the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware, as it may be amended from time to time;

(m)       The "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust; and

(n)       "Trustee" or "Trustees" refer to the person or persons who has or have signed this Declaration of Trust, so long as he, she or they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the Trustee at any time that there is only one Trustee of the Trust.

ARTICLE II

Purpose of the Trust

The purpose of the Trust is to engage in, operate and carry on the business of a closed-end management investment company registered under the 1940 Act, and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith, and to exercise all of the powers and privileges granted to a statutory trust formed under the laws of the State of Delaware and a management investment company registered under the 1940 Act, now or hereafter in force.

ARTICLE III

Shares

Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with no par value per Share. All Shares when issued hereunder on the terms determined by the Trustees shall be fully paid and non-assessable. As permitted by Section 3806(b)(1) of the Delaware Act, the Trustees may authorize the division of Shares into separate Classes of common Shares without the vote of Shareholders (the "Common Shares"). The Trust may also, from time to time, issue a Class of an unlimited number of preferred Shares of the Trust, no par value (the "Preferred Shares"), having the powers, preferences, rights, qualifications, limitations and restrictions described in this Declaration Trust.

Subject to the provisions of Section 6 of this Article III and the resolutions adopted by the Board of Trustees in the establishment of such Shares, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. Subject to the resolutions adopted by the Board of Trustees in the establishment of such Shares, no Share shall have any priority or preference over any other Share of the same Class with respect to dividends or distributions paid in the ordinary course of business or distributions upon termination of the Trust made pursuant to Article VIII, Section 2 hereof. Subject to the resolutions adopted by the Board of Trustees in the establishment of such Shares, all dividends and distributions shall be made ratably among all Shareholders of a particular Class according to the number of Shares of such Class held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination, as the case may be. Subject to the resolutions adopted by the Board of Trustees in the establishment of such Shares, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees may from time to time divide or combine the Shares into a greater or lesser number of Shares without thereby materially changing the proportionate beneficial interest of the Shares in the assets of the Trust.

Preferred Shares. The Preferred Shares shall be issued from time to time in one or more classes or series with such distinctive serial designations and (i) may have such voting powers, full or limited; (ii) may be subject to repurchase or termination at such time or times and at such price or prices; (iii) may be entitled to receive distributions (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the distributions payable on any other Class or Classes of Shares of the Trust; (iv) may have such rights upon the termination of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, Shares of any other Class or Classes or of any other series of the same or any other Class or Classes of Shares of the Trust at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Board of Trustees. Any of such matters may be made dependent upon facts ascertainable outside this Declaration Trust, or outside the resolution or resolutions providing for the issue of such Preferred Shares.

Common Shares. Subject to the rights of the holders of the Preferred Shares, in the event of the termination of the Trust the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust. Subject to the rights of the holders of the Preferred Shares, distributions, when, as and if declared by the Trustees, shall be shared equally by the holders of Common Shares on a share for share basis.

Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall contain the names and addresses of the Shareholders and the Shares held by each Shareholder. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, transfer of Shares of each Class and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Class and as to the number of Shares of each Class held from time to time by each.

Section 3. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees, the Trust's transfer or similar agent or other Person designated by the Trustees of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of any proposed transfer.

Section 4. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration (including in-kind) as the Trustees from time to time may authorize. Each investment shall be credited to the individual Shareholder's account in the form of full and fractional Shares of the Trust, in such Class as the purchaser shall select, at the net asset value per Share next determined for such Class after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales charge or transaction fee upon investments in the Trust.

Section 5. Status of Shares and Limitation of Personal Liability. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, suffer an assessment of any kind by virtue of their ownership of Shares. Every Shareholder, by virtue of having purchased a Share, shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Declaration of Trust or as specified by the Trustees when creating the Shares). No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.

Section 6. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provision of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust and the Certificate of Trust, the Board of Trustees shall have the power to amend this Declaration of Trust and the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provision relating to the Shares contained in this Declaration of Trust; provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable federal or state law; provided, however that if Shares have been issued, Shareholder approval shall be required to adopt any amendment to this Declaration of Trust that would adversely affect to a material degree the rights and preferences of the Shares of the Trust already issued or the rights and preferences of any Class of Shareholders or as otherwise required by the 1940 Act. Subject to the foregoing, the Board of Trustees may amend any provision set forth in paragraphs (a) through (g) of Section 7 of this Article III.

Notwithstanding the foregoing paragraphs, the Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust as may be permitted or required under the Internal Revenue Code as currently in effect or as amended, without the vote of any Shareholder, including an election to be taxable as a corporation for federal tax purposes and/or to make an election to be taxable as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code.

Section 7. Establishment and Designation of Classes. The establishment and designation of any Class of Shares shall be effective upon the resolution by a majority of the then Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Class whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. Each such resolution shall be incorporated herein by reference upon adoption.

Shares of each Class established pursuant to this Section 7, unless otherwise provided in the resolution establishing such Class, shall have the following relative rights and preferences:

(a)       Assets Held with Respect to a Particular Class. Separate and distinct records shall be maintained by the Trust for each Class. All consideration received by the Trust for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and may be referred to herein as "assets belonging to" that Class. If the Trust establishes more than one Class of Shares, the assets belonging to the Trust shall be allocated to each Class in the proportion that the assets belonging to the Class bears to the assets of all Classes within the Trust. Each such allocation shall be conclusive and binding upon the Shareholders of all Classes for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Class, as the case may be. The assets belonging to a particular Class shall be so recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Class.

(b)       Liabilities Held with Respect to a Particular Class. Except as provided in the next two sentences or otherwise required or permitted by applicable law or any rule or order of the Commission, the liabilities, expenses, costs, charges and reserves of the Trust shall be allocated to each Class in the proportion that the assets belonging to such Class bear to the assets belonging to all Classes of the Trust. To the extent permitted by rule or order of the Commission, the Trustees may allocate all or a portion of any liabilities, expenses, costs, charges and reserves belonging to the Trust to a particular Class or Classes as the Trustees may from time to time determine is appropriate. In addition, all liabilities, expenses, costs, charges and reserves belonging to a Class shall be allocated to such Class. If, notwithstanding the provisions of this Section, any liability properly charged to a Class is paid from the assets of another Class, the Class from whose assets the liability was paid shall be reimbursed from the assets of the Class to which such liability belonged.

(c)       Voting. All Shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Classes on a one vote per each Share (including fractional votes for fractional shares) basis; provided, however, if a matter to be voted on affects only the interests of some but not all Classes of Shareholders or as otherwise required by the 1940 Act, then only the Shareholders of such affected Class(es) shall be entitled to vote on the matter, separately by Class, on the same one vote per each Share (including fractional votes for fractional shares) basis.

(d)       Equality. All the Shares of each particular Class shall represent an equal proportionate undivided interest in the assets held by the Trust (subject to the liabilities held with respect to that Class and the Trust and such rights and preferences as may have been established and designated with respect to such Class), and each Share of any particular Class shall be equal to each Share of that Class.

(e)       Fractions. Any fractional Share of the Trust shall carry proportionately all the rights and obligations of a whole Share of the Trust, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(f)       Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Class shall have the right to exchange said Shares for Shares of one or more other Classes in accordance with such requirements and procedures as may be established by the Trustees.

(g)       Combination of and Elimination of a Class. The Trustees shall have the authority, without the approval of the Shareholders of any Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Classes into assets and liabilities held with respect to a single Class; provided that upon completion of such combination of Classes, the proportionate interest of each Shareholder of each Class that is combined, in the assets and liabilities held with respect to the combined Class shall equal the proportionate interest that each such Shareholder held in the assets and liabilities held with respect to the particular Class that was combined.

The Trustees shall have the authority, without the approval of Shareholders of any Class, unless otherwise required by applicable law, to adopt a resolution terminating any such Class and rescinding the establishment and designation thereof. Each such resolution shall constitute a part of this Declaration of Trust upon adoption.

Section 8. Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Shareholder, and not because of such Person's acts or omissions, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from, and indemnified, but only out of the assets held with respect to the particular Class of which such Person is or was a Shareholder and from or in relation to which such liability arose, against all loss and expense arising from such claim or demand; provided, however, that there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Shares. The Trust may, upon request of a Shareholder or former Shareholder, assume the defense of any action made against any Shareholder for any obligation of the Trust and satisfy any judgment thereof.

ARTICLE IV

The Board of Trustees

Section 1. Number, Election and Tenure. The initial Trustee shall be the person named herein. For the avoidance of doubt, such initial Trustee shall constitute the initial Board of Trustees of the Trust and may exercise all powers and authority granted to a Trustee and the Board of Trustees hereunder. Thereafter, the number of Trustees constituting the initial Board of Trustees shall be such other persons as the initial Trustee shall, prior to the first date on which Persons are admitted as Shareholders of the Trust, appoint, either by a written instrument signed by the initial Trustee or by resolution approved at a duly constituted meeting. Thereafter, the number shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15). The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies, including vacancies created by an increase in the number of Trustees, in the Board of Trustees or remove Trustees with or without cause. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. Subject to any retirement or similar policy adopted by the Board of Trustees, each Trustee shall serve during the existence of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court or appropriate jurisdiction, or is removed, or until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders' meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt, unless specified to be effective at some other time. Any Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation or expense reimbursement for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect or remove Trustees at any meeting of Shareholders called by the Trustees for that purpose. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning 10% or more of the Shares of the Trust in the aggregate.

Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in this Declaration of Trust, or while any Trustee is physically or mentally incapacitated, the Trustee(s) in office, regardless of the number, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by this Declaration of Trust, and a certificate signed by a majority of the other Trustee(s) (or an officer of the Trust under authority of the other Trustees) of such vacancy, absence or incapacity, shall be conclusive.

Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Trustees, in all instances, shall act as principals and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Trust. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity. Without limiting the foregoing, the Trustees may: (i) adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; (ii) fill vacancies in or remove from its number in accordance with this Declaration of Trust, and may elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; (iii) appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; (iv) employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent, distribution disbursing agent, a shareholder servicing agent or administrative services agent, or all of them; (v) provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; (vi) retain one or more Investment Advisers; (vii) redeem, repurchase and transfer Shares pursuant to applicable law; (viii) set record dates for the determination of Shareholders with respect to various matters; (ix) declare and pay dividends and distributions to Shareholders; (x) establish from time to time, in accordance with the provisions of Article III, hereof, any Class of Shares, each such Class to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose; and (xi) in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such administrator, custodian, transfer or shareholder servicing agent, Investment Adviser or Principal Underwriter. Without limiting the foregoing, the Board of Trustees shall have all the powers granted to a board of directors under the 1940 Act. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The powers delegated to the Trustees in this Section 3 are without prejudice to the delegated powers of the Trustees set forth in the other provisions of this Declaration of Trust and the By-Laws. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office, present at a meeting of Trustees at which a quorum of Trustees is present, or a majority of any duly constituted committee of Trustees within or without the State of Delaware. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting, without prior notice, if a majority of the Trustees or committee (as the case may be) (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the By-Laws) consent thereto in writing (manually or electronically), and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act. Such action by written consent shall have the same force and effect as a majority vote at a meeting of the Board of Trustees, or committee thereof, as the case may be.

The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but the Trustees are not expected to devote their full time to the performance of such duties. The Trustees or any affiliate, partner or employee thereof, may engage in, or possess an interest in, any other business or venture of any nature and description, independently or with or for the account of others. Neither the Trust nor any Shareholder shall have the right to participate or share in such business or venture or any profit or compensation derived therefrom.

Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

(a)       To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers acceptances, and other securities of any kind, issued, created guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, in "when issued" contracts for any such securities, or such other instruments or interests as the Trustees deem appropriate which are referred to as securities or commodity interests under the federal securities and commodity laws, or otherwise; to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

(b)       To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust, subject to any requirements of the 1940 Act;

(c)       To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d)       To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(e)       To hold any security or property in a form not indicating that it is Trust Property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository;

(f)       To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(g)       To join with other security holders in acting through a committee, depositary, voting trust or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or voting trust, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or voting trust as the Trustees shall deem proper;

(h)       To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust, or any matter in controversy, including but not limited to claims for taxes;

(i)       To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(j)       To borrow funds or other property in the name of the Trust exclusively for Trust purposes;

(k)       To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l)       To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, administrators, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(m)       To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(n)       To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration or Trust or in the By-Laws;

(o)       To interpret the investment policies, practices or limitations of any Class;

(p)       To invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes; and

(q)       To engage in any other lawful act or activity in which corporations organized as Delaware statutory trusts may engage.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the Delaware Act and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or the appropriate Class, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Class, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Advisers, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer agent, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 6. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of right, title and interest shall be effective whether or not conveyancing documents have been executed and delivered.

Section 7. Service Contracts.

(a)       Subject to such requirements and restrictions as may be set forth in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory (and sub-advisory), management and/or administrative services for the Trust with any Person, including any affiliate, and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for an Investment Adviser to determine from time to time without prior consultation with the Trustees what investments shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such Person.

(b)       The Trustees may also, at any time and from time to time, contract with any Persons, including any affiliate, appointing such Person(s) exclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Trust or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Trustees may determine.

(c)       The Trustees are also empowered, at any time and from time to time, to contract with any Persons appointing such Person(s), including any affiliate, to serve as custodians, transfer agents and/or shareholder servicing agents or other agents for the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws or stipulated by resolution of the Trustees.

(d)       The Trustees are further empowered, at any time and from time to time, to contract with any Persons, including any affiliate, to provide such other services to the Trust, as the Trustees determine to be in the best interests of the Trust.

(e)       The fact that:

(i)       any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii)       any Person with which an advisory, management or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer agent, shareholder servicing or other service contract or has other business or interests with any other Person shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

Section 8. Effect of Appointment, Designation or Identification of Trustees. The appointment, designation or identification (including in any proxy or registration statement or other document) of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee or as having experience, attributes or skills in any area, or any other appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special attributes, skills, experience or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses.

ARTICLE V.

Shareholders' Voting Powers and Meetings

Section 1. Voting Powers. Subject to the provisions of Article III, Section 7(c), Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws, the 1940 Act or any registration statement of the Trust filed with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote as to any matter on which it is entitled to vote. To the extent that the 1940 Act or Delaware law is amended by rule, regulation, order, or no-action letter to eliminate or limit Shareholders' right to vote on any specific matter, the Shareholders' right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Trustees or the Shareholders. Shares may be voted in person or by proxy or by any manner authorized by the Trustees. Unless the Trustees declare otherwise, proxies may be given by any electronic or telecommunications device, including telefax, telephone or through the Internet or any other means permissible under the Delaware Act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy unless the Trustees specifically authorize other permissible methods of transmission. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 2. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

ARTICLE VI.

Net Asset Value, Distributions, and Repurchases

Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Trustees such bases and time for determining the per Share or net asset value of the Shares or net income attributable to the Shares, or the declaration and payment of dividends and distributions on the Shares, as they may deem necessary or desirable.

Section 2. Record Date for Dividends and Distributions. For the purpose of determining the Shareholders of any Class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Class having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for all or for any part of the period between a record date and the payment of a dividend or distribution. Nothing in this Section 2 shall be construed as precluding the Trustees from setting different record dates for different Classes.

Section 3. Repurchases. Unless the Trustees otherwise determine with respect to a particular Class at the time of establishing and designating the same, each holder of Shares of a particular Class shall have the right at such times as may be permitted by the Trustees to require the Trust to repurchase (out of the assets belonging to the applicable Class) all or any part of his Shares at the net asset value thereof as of the repurchase pricing date established by the Trustees, less any repurchase fee established by the Trustees in their discretion, and subject to such conditions as the Trustees may determine, which may include establishing a maximum amount of Shares that may be repurchased and prorating Shares tendered for repurchase if the repurchase is oversubscribed. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the repurchase pricing date established by the Trustees. The repurchase price may in any case or cases be paid in cash or wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the repurchase price shall be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

Section 4. Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof, unless otherwise permitted by the 1940 Act, as described in Section 1 of this Article VI for any reason under the terms established by the Trustees from time to time including but not limited to: (i) if at such time such Shareholder owns Shares having an aggregate net asset value of less than an amount determined from time to time by the Trustees; (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage of the outstanding Shares determined from time to time by the Trustees; (iii) the failure of a Shareholder to supply a tax identification number or other identification or if the Trust is unable to verify a Shareholder's identity; (iv) the failure of a Shareholder to pay when due the purchase price of Shares; (v) when the Trust is requested or compelled to do so by governmental authority; or (vi) the determination by the Trustees or pursuant to policies and procedures adopted by the Trustees that ownership of Shares is not in the best interest of the remaining Shareholders of the Trust or applicable Class.

Section 5. Suspension of the Right of Repurchase. The Trustees may declare a suspension of the right of repurchase or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify and thereafter there shall be no right of repurchase or payment until the Trustees shall declare the suspension at an end. In the event that the Trust is divided into Classes, the provisions of this Section 5, to the extent applicable as determined in the discretion of the Trustees and consistent with the 1940 Act, may be equally applied to each such Class.

Section 6. Redemption of Shares to Qualify as Regulated Investment Company. To the extent that the Trust has elected to be taxed as a RIC, if the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares has or may become concentrated in any Person to an extent that would disqualify the Trust as a RIC under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means deemed equitable by them (i) to call for redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares to any Person whose acquisition of Shares in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in this Article VI.

The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

ARTICLE VII.

Compensation and Limitation of Liability of Trustees

Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation from time to time. Nothing herein shall in any way prevent the employment of any Trustee to provide investment advisory, management, legal, accounting, investment banking or other services and to be compensated for such services by the Trust.

Section 2. Indemnification and Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Trustee, or of any other Trustee. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Investment Adviser or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. The Trust shall indemnify each Person who is, or has been, a Trustee, officer, employee or agent of the Trust, any Person who is serving or has served at the Trust's request as a Trustee, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (each, a "Subsidiary"), to the extent and in the manner provided in the By-Laws. For the avoidance of doubt, the service, at the request of the Trust, by a Trustee or officer of the Trust as a director, officer or trustee of a Subsidiary is determined to be part of such Trustee's or officer's duties to the Trust.

All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the Shareholders, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon.

Section 3. Trustee's Reliance, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required. Each Trustee, officer or employee of the Trust shall, in the performance of his or her duties, powers and discretions hereunder, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust thereof by any of its officers or employees or by the Investment Adviser, the administrator, the Principal Underwriter, transfer agent, custodian, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee. The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice.

Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust Property insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of this Article.

ARTICLE VIII.

Miscellaneous

Section 1. Liability of Third Persons Dealing with Trustees. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 2. Termination of Trust or Class of Shares.

(a)       Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders. Any Class may be terminated at any time by the Trustees by written notice to the Shareholders of that Class. Any action to dissolve the Trust shall be deemed also to be an action to dissolve each Class.

(b)       Upon the requisite action by the Trustees to terminate the Trust or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of any Class thereof as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or of the Class to distributable form in cash or Shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Classes involved, ratably according to the number of Shares of such Class held by the several Shareholders of such Class on the date of distribution. Thereupon, the Trust or any affected Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust or such Class shall be canceled and discharged.

(c)       Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 3. Merger, Consolidation and Reorganization.

(a)       Notwithstanding anything else herein, the Trustees may, without Shareholder vote or approval unless such approval or vote is required by applicable federal and state law, (i) cause the Trust to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation), to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger, reorganization or consolidation, may succeed to or assume the Trust's registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States (iv) sell or convey all or substantially all of the assets of the Trust or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may succeed to or assume the Trust's registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Class, and which may include Shares of such other Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Class thereof. Any agreement of merger, reorganization, consolidation or conversion or exchange or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b)       Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to this Declaration of Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c)       Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, invest all or a portion of the Trust Property, or dispose of all or a portion of the Trust Property, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) that is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause the Trust to withdraw or redeem its Trust Property from a master fund and cause the Trust to invest its Trust Property directly in securities and other financial instruments or in another master fund.

Section 4. Amendments. Except as specifically provided herein, the Trustees, without Shareholder vote, may amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto, or an amended and restated declaration of trust. Any such restatement, amendment and/or supplement hereto shall be effective immediately upon execution and approval. Shareholders shall have the right to vote (i) on any amendment which would affect their right to vote granted in Section 1 of Article V hereof, (ii) on any amendment to this Section 4 of Article VIII, (iii) on any amendment as may be required by law, and (iv) on any amendment submitted to the Shareholders by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Class shall be authorized by vote of the Shareholders of each Class affected and no vote of Shareholders of a Class not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to indemnification referred in Article VII, Section 2 hereof with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable, any such restatement, amendment and/or supplement shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

Section 5. Filing of Copies, References, Headings. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 6. Applicable Law. The Trust set forth in this Declaration of Trust is made in the State of Delaware, and the Trust and this Declaration of Trust, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 7. Provisions in Conflict with Law or Regulations.

(a)       The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b)       If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 8. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act, and thereby to create only the relationship of Trustee and beneficial owners within the meaning of such Delaware Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to such Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 9. Applicability of 1940 Act and Registration Statement. The Trustees acknowledge that this Declaration of Trust is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Trust's registration statement that affect numerous aspects of the conduct of the Trust's business and of the rights, privileges and obligations of the Shareholders. Each provision of this Declaration of Trust shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and such registration statement.

Section 10. Trustees May Resolve Ambiguities. The Trustees may construe any of the provisions of this Declaration of Trust insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

Section 11. Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration of Trust to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind referenced in, or contemplated by, this Declaration of Trust or the By-Laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by applicable law.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, the undersigned, being the sole initial Trustee of the Trust, has executed this Agreement and Declaration of Trust as of the 20th day of September, 2024.

/s/ Michael Beattie
Name: Michael Beattie
Title: Sole Initial Trustee

THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS:

One Freedom Valley Drive

Oaks, Pennsylvania 19456

– Signature Page –

Strive American Energy Income Fund Agreement and Declaration of Trust

AGREEMENT AND DECLARATION OF TRUST

OF

Strive American Energy Income Fund

TABLE OF CONTENTS

ARTICLE I
Names and Definitions	1
Name	1
Definitions	1

ARTICLE II
Purpose of the Trust	2

ARTICLE III
Shares	3
Division of Beneficial Interest	3
Ownership of Shares	4
Transfer of Shares	4
Investments in the Trust	4
Status of Shares and Limitation of Personal Liability	4
Power of Board of Trustees to Change Provisions Relating to Shares	5
Establishment and Designation of Classes	5
Indemnification of Shareholders	7

ARTICLE IV
The Board of Trustees	7
Number, Election and Tenure	7
Effect of Death, Resignation, etc. of a Trustee	8
Powers	8
Payment of Expenses by the Trust	11
Payment of Expenses by Shareholders	11
Ownership of Assets of the Trust	12
Service Contracts	12
Effect of Appointment, Designation or Identification of Trustees	13

ARTICLE V
Shareholders’ Voting Powers and Meetings	13
Voting Powers	13
Additional Provisions	14

ARTICLE VI
Net Asset Value, Distributions, and Redemptions	14
Determination of Net Asset Value, Net Income, and Distributions	14
Record Date for Dividends and Distributions	14
Repurchases	14
Redemptions at the Option of the Trust	14
Suspension of the Right of Repurchase	15
Redemption of Shares to Qualify as Regulated Investment Company	15

ARTICLE VII
Compensation and Limitation of Liability of Trustees	15
Compensation	15
Indemnification and Limitation of Liability	15
Trustee’s Reliance, Expert Advice, No Bond or Surety	16
Insurance	16

ARTICLE VIII
Miscellaneous	16
Liability of Third Persons Dealing with Trustees	16
Termination of Trust or Class of Shares	17
Merger, Consolidation and Reorganization	17
Amendments	18
Filing of Copies, References, Headings	18
Applicable Law	19
Provisions in Conflict with Law or Regulations	19
Statutory Trust Only	19
Applicability of 1940 Act and Registration Statement	19
Trustees May Resolve Ambiguities	19
Delivery by Electronic Transmission or Otherwise	20